EXHIBIT 99.1

Heat Biologics Appoints Jeff Hutchins, Ph.D., as Chief Scientific Officer

• Industry veteran, Dr. Hutchins, to advance Heat’s platform technologies and pursue immunotherapy combinations

• Former CSO Taylor Schreiber, M.D., Ph.D., to chair Heat’s Scientific Advisory Board and advance Shattuck Labs, Inc., a new biotechnology company focused on developing technology exclusively licensed from Heat

DURHAM, NC – January 4, 2017 – Heat Biologics, Inc. (“Heat”) (Nasdaq: HTBX), a leader in the development of immunotherapies designed to activate a patient’s immune system against cancer, announced the appointment of Jeff Hutchins, Ph.D., as Chief Scientific Officer and Senior Vice President of Preclinical Research.  Dr. Hutchins will be overseeing Heat’s research efforts, bringing over 24 years of research and clinical development experience from both large pharmaceutical and biotechnology companies.

Most recently, Dr. Hutchins served as Vice President of Preclinical Research for Peregrine Pharmaceuticals, Inc., a biopharmaceutical company developing therapeutics to fight cancer and infectious diseases.   Dr. Hutchins was responsible for building out the research program for Peregrine’s lead product candidate, bavituximab, a chimeric monoclonal antibody designed to target phosphatidylserine.  Currently in clinical development, bavituximab is being evaluated in combination through Peregrine-funded trials and strategic collaborations, including AstraZeneca and the National Comprehensive Cancer Network (NCCN).

“I would like to welcome Dr. Hutchins to the Heat team,” commented Jeff Wolf, Heat’s Chief Executive Officer.  “He brings a tremendous amount of industry experience, including preclinical research, clinical development and manufacturing.  His expertise aligns with Heat’s current pipeline and priorities, and positions us strongly as we move into 2017.”

“This is a bittersweet announcement for Heat, as Dr. Schreiber has been with Heat since inception and has played an instrumental role in advancing our ImPACT and ComPACT platform technologies,” added Mr. Wolf.  “Taylor will be joining Shattuck Labs, a biotechnology company focused on agonist redirected checkpoint therapeutics for cancer immunotherapy, as their CSO.  Shattuck Labs is independently funded by outside investors and Heat has the potential to benefit from the success of Shattuck through milestone and royalty payments as they advance their product candidates.  We look forward to continuing to work with Taylor in his newly appointed role as Chairman of our Scientific Advisory Board.”

“I am excited to be joining Jeff and his team at Heat, and to be continuing my pursuit in immuno-oncology and infectious diseases,” stated Dr. Hutchins.  “I understand both the challenges and rewards of working within a start-up biotechnology environment, and am looking forward to offering my expertise in continuing to advance product candidates into the clinic and hopefully into the marketplace.”

Prior to joining Peregrine in 2012, Dr. Hutchins served as Vice President, Preclinical Development at Inhibitex Inc, which was acquired by Bristol-Myers Squibb.  From 1991 to 2000, Dr. Hutchins held several senior scientist positions in Discovery Research at Burroughs Wellcome and Glaxo Wellcome, with a visiting professor appointment at Rush Medical College.  Dr. Hutchins earned a B.S. in Biology from Oral Roberts University, a Ph.D. in Biomedical Sciences from the University of Texas, Health Science Center at the M.D. Anderson Cancer Center and conducted postdoctoral training in the University of Southern California’s Department of Microbiology at the Norris Cancer Center. Dr. Hutchins’ publications and patents span the fields of oncology, infectious disease, osteoarthritis and immunology.

About Heat Biologics, Inc.

Heat Biologics, Inc. (Nasdaq: HTBX) is an immuno-oncology company developing novel therapies that are designed to activate a patient’s immune system against cancer utilizing an engineered form of gp96, a protein that activates the immune system when cells die. Heat’s highly specific T cell-stimulating therapeutic vaccine platform technologies, ImPACT and ComPACT, form the basis of its product candidates. These platforms, in combination with other therapies, such as checkpoint inhibitors, are designed to address three distinct but synergistic mechanisms of action: robust activation of CD8+ “killer” T cells (one of the human immune system’s most potent weapons against cancer); reversal of tumor-induced immune suppression; and T cell co-stimulation to further enhance patients’ immune response.  Currently, Heat is conducting a Phase 1b trial with HS-110 (viagenpumatucel-L) in combination with an anti-PD-1 checkpoint inhibitor to treat patients with non-small cell lung cancer (NSCLC) and a Phase 2 trial with HS-410 (vesigenurtacel-L) in patients with non-muscle invasive bladder cancer (NMIBC).

Heat’s wholly-owned subsidiary, Zolovax, Inc., is developing therapeutic and preventative vaccines to treat infectious diseases based on Heat’s gp96 vaccine technology, with a current focus on the development of a Zika vaccine in conjunction with the University of Miami. The Zolovax patent portfolio also includes gp96 vaccines targeting West Nile virus, Dengue and yellow fever among others.

For more information, please visit www.heatbio.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events.  In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions.  These statements are based upon current beliefs, expectations and assumptions and include statements regarding the potential to benefit to be received by Heat from the license with Shattuck Labs, Dr. Schreiber continuing to play a role with Heat, the belief that Heat has a strong position moving forward, Heat continuing to advance product candidates into the clinic and hopefully into the marketplace, the contributions to be made by Dr. Hutchins and the potential of Heat’s ImPACT and ComPACT therapies.  These statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements, including the ability of Heat to successfully integrate Dr. Hutchins into its management team, the ability of Shattuck to successfully develop its product candidates and for Heat to receive royalty or milestone payments from Shattuck, the ability of Heat's ImPACT and ComPACT therapies to perform as designed, to demonstrate safety and efficacy, as well as results that are consistent with prior results, the ability to enroll patients and complete the clinical trials on time and achieve desired results and benefits, the company’s ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to the company’s  ability to promote or commercialize its product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, the company’s ability to maintain its license agreements, the continued maintenance and growth of its patent estate, its ability to establish and maintain collaborations, its  ability to obtain or maintain the capital or grants necessary to fund its research and development activities, and its ability to retain its key scientists or management personnel and the other factors described in the company’s annual report on Form 10-K for the year ended December 31, 2015 and other filings with the SEC.  The information in this release is provided only as of the date of this release and the company undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Contact:

Jennifer Almond

Investor and Media Relations

919-240-7133

Investorrelations@heatbio.com